UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Election of Directors

On May 11, 2021, during the Annual Meeting of Stockholders (the “Annual Meeting”) of AAON, Inc. (the “Company”), Norman H. Asbjornson, Gary D. Fields and Angela E. Kouplen were each re-elected to the Board of Directors (as disclosed in Item 5.07 below).

Appointment of Certain Officers

Additionally, the Company announced its Board of Directors has promoted Christopher D. Eason as Chief Accounting Officer, effective May 11, 2021. Mr. Eason, 39, joined the Company in 2018 as Controller / Financial Reporting Manager. Prior to joining the Company, he served as a Senior Manager at Grant Thornton, LLP, where he had 13 years of experience in the assurance division. Mr. Eason is a licensed certified public accountant and graduated from Oklahoma State University with a Bachelor of Science and Master of Science in Accounting.

Mr. Eason will be eligible to participate in all elements of the Company’s executive compensation package. Mr. Eason and the Company have not entered into any employment agreement in connection with his election to this position.

Mr. Eason does not have any family relationships with any of the Company’s directors or officers and is not party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2021, at the Annual Meeting, the Company's stockholders (i) elected each of the nominees listed below to the Company's Board of Directors to serve until the 2024 Annual Meeting of Stockholders, or until their respective successors are elected and qualified; (ii) approved, on an advisory basis, a resolution on the compensation of AAON's named executive officers as set forth in the Proxy Statement; and (iii) ratified the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Nominees:	For	Against	Abstain	Broker Non-Votes
Norman H. Asbjornson	43,586,246	1,571,376	49,546	2,816,029
Gary D. Fields	44,740,043	409,892	57,233	2,816,029
Angela E. Kouplen	44,270,761	879,736	56,670	2,816,029

(ii) The voting results to approve, on an advisory basis, a resolution on the compensation of AAON's named executive officers as set forth in the Proxy Statement were as follows:

For	Against	Abstain	Broker Non-Votes
43,370,643	1,721,969	114,556	2,816,029

(iii) The voting results with respect to the ratification of the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021 were as follows:

For	Against	Abstain	Broker Non-Votes
47,688,350	320,336	14,511	--

Item 8.01     Other Events.

The Company today announced that the Board of Directors has declared its next regular semi-annual cash dividend of $0.19 per share or $0.38 annually. The next cash dividend will be payable on July 1, 2021, to stockholders of record as of the close of business on June 3, 2021.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated May 17, 2021 announcing semi-annual cash dividend.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 17, 2021	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary